Exhibit 99.1

Phio Pharmaceuticals Announces Successful Completion of First  Commercial-Scale cGMP Batch of PH-762 Drug Substance

Critical Manufacturing Milestone Supports Supply Chain Readiness and Planned Phase 2b Clinical Trial Initiation in First Quarter 2027

KING OF PRUSSIA, Pa., October 13, 2026 — Phio Pharmaceuticals Corp. (NASDAQ: PHIO), a clinical-stage biotechnology company developing cancer therapeutics based on its proprietary INTASYL® siRNA gene-silencing platform, today announced the successful release of its first commercial-scale cGMP batch of PH-762 drug substance (active pharmaceutical ingredient), representing a critical operational and strategic milestone as the Company advances PH-762 to the next stage of clinical development.

The batch was manufactured in accordance with established specifications and quality requirements, as confirmed by the accompanying Certificate of Analysis and Certificate of Compliance. Manufacturing was conducted in compliance with current Good Manufacturing Practice (cGMP) regulations, the approved Master Batch Record, and applicable ICH Q7 guidelines.

Validated drug substance will now proceed through the final steps of drug product completion for use in Phio's planned Phase 2b clinical study, which is expected to be initiated in the first quarter of 2027. Successful completion of this commercial-scale manufacturing milestone underscores the Company's supply chain readiness and supports the next steps in its clinical development and potential commercialization strategy for PH-762.

“This achievement culminates a complex coordination and cross functional execution process started some 16 months ago among numerous highly skilled scientists and engineers,” said Robert Bitterman, President and CEO of Phio Pharmaceuticals. “This is a meaningful advancement in the PH-762 program, mitigating key development and manufacturing risks, and positions the Company to execute on important upcoming clinical and regulatory milestones.”

About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical-stage biopharmaceutical company advancing its proprietary INTASYL® siRNA gene silencing technology to eliminate cancer. Phio’s INTASYL compounds are designed to enhance the body’s immune cells to more effectively kill cancer cells. Phio’s lead clinical development program is an INTASYL compound, PH-762, that silences the PD-1 gene implicated in various forms of skin cancer. The Phase 1b trial (NCT# 06014086) evaluated PH-762 for the treatment of cutaneous squamous cell carcinoma, melanoma and Merkel cell carcinoma. PH-762 is a potential non-surgical treatment for skin cancers.

For additional information, visit the Company’s website, www.phiopharma.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "intends," "believes," "anticipates," "indicates," "plans," "expects," "suggests," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could" and similar references, although not all forward-looking statements contain these words. Examples of forward-looking statements contained in this press release include, among others, the possibility that our INTASYL® siRNA gene silencing technology will make the body’s immune cells more effective in killing cancer cells, the potential for PH-762 to present a viable non-surgical alternative for skin cancer, our plans and expectations regarding FDA submissions and related interactions, our belief that our planned Phase 2b clinical study is expected to be initiated in the first quarter of  2027, our belief that the release of our first commercial-scale cGMP batch of PH-762 drug substance (active pharmaceutical ingredient) validates our supply chain readiness, supports our clinical development and potential commercialization strategy for PH-762 and reduces key development and manufacturing risks,  and other statements regarding our clinical strategy, development plans and timelines and other future events.

 These statements are based only on our current beliefs, expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.  Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, our ability to successfully manufacture commercial-scale drug product, the impact of future FDA interactions on the development of our product candidates; our ability to work with the FDA; the development of our product candidates, results from our nonclinical, preclinical and clinical activities, our ability to execute on business strategies, our ability to develop our product candidates with collaboration partners, and the success of any such collaborations, the timeline and duration for advancing PH-762 into additional clinical development, the timing or likelihood of regulatory filings and approvals, the success of our efforts to commercialize our product candidates if approved, our ability to manufacture and supply our product candidates for clinical activities, and for commercial use if approved, the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platform, our ability to obtain future financing, market and other conditions and those risks identified in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors” and in other filings the Company periodically makes with the U.S. Securities and Exchange Commission. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Phio Pharmaceuticals Corp.

Jennifer Phillips: jphillips@phiopharma.com

Corporate Affairs